SHARE PLEDGE AGREEMENT

This Share Pledge Agreement (this "Agreement"), dated as of July 14, 2005, among Laurus Master Fund, Ltd. (the "Pledgee"), and On The Go Healthcare, Inc., a Delaware corporation (the "Company" or the "Pledgor").

                                  BACKGROUND

The Company has entered into a Security and Purchase Agreement, dated as of July 14, 2005 (as amended, modified, restated or supplemented from time to time, the "Security Agreement"), pursuant to which the Pledgee provides or will provide certain financial accommodations to the Company.

In order to induce the Pledgee to provide or continue to provide the financial accommodations described in the Security Agreement, the Pledgor has agreed to pledge and grant a security interest in the collateral described herein to the Pledgee on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:


1. Defined Terms. All capitalized terms used herein which are not defined shall have the meanings given to them in the Security Agreement.

2. Pledge and Grant of Security Interest. To secure the full and punctual payment and performance of (the following clauses (a) and (b), collectively, the "Indebtedness") (a) the obligations under the Security Agreement and the Ancillary Agreements referred to in the Security Agreement (the Security Agreement and the Ancillary Agreements, as each may be amended, restated, modified and/or supplemented from time to time, collectively, the "Documents") and (b) all other indebtedness, obligations and liabilities of the Pledgor to the Pledgee whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise (in each case, irrespective of the genuineness, validity, regularity or enforceability of such Indebtedness, or of any instrument evidencing any of the Indebtedness or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such in any case commenced by or against the Pledgor under Title 11, United States Code, the Bankruptcy and Insolvency Act (Canada) (the "BIA") and the Companies' Creditors Arrangement Act (the "CCAA") including, without limitation, obligations or indebtedness of the Pledgor for post-petition interest, fees, costs and charges that would have accrued or been added to the Indebtedness but for the commencement of such case), the Pledgor hereby pledges, assigns, hypothecates, transfers and grants a security interest to Pledgee in all of the following (the "Collateral"):

        (a) The shares set forth on Schedule A annexed hereto and expressly made a part hereof (together with any additional shares or other equity interests acquired by the Pledgor, the "Pledged Shares"), the certificates representing the Pledged Shares and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

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        (b) all additional shares of any issuer (each, an "Issuer") of the
            Pledged Shares from time to time acquired by the Pledgor in any manner, including, without limitation, dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, amalgamation, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

        (c) all options and rights granted by any Issuer, whether as an addition to, in substitution of or in exchange for any Pledged Shares and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such options and rights.

3. Delivery of Collateral. All certificates representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. The Pledgor hereby authorizes the Issuer upon demand by the Pledgee to deliver any certificates, instruments or other distributions issued in connection with the Collateral directly to the Pledgee, in each case to be held by the Pledgee, subject to the terms hereof. Upon an Event of Default (as defined below) under the Note that has occurred and is continuing beyond any applicable grace period, the Pledgee shall have the right, during such time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Pledgee or any of its nominees any or all of the Pledged Shares. In addition, the Pledgee shall have the right at such time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

4. Representations and Warranties of each Pledgor. The Pledgor represents and warrants to the Pledgee (which representations and warranties shall be deemed to continue to be made until all of the Indebtedness has been paid in full and each Document and each agreement and instrument entered into in connection therewith has been irrevocably terminated) that

        (a) the execution, delivery and performance by the Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to the Pledgor;

        (b) this Agreement constitutes the legal, valid, and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms;

        (c) (i) all Pledged Shares owned by the Pledgor are set forth on Schedule A hereto and (ii) the Pledgor is the direct and beneficial owner of all of the Pledged Shares;

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


        (d) all of the Pledged Shares have been duly authorized, validly issued and are fully paid and nonassessable;

        (e) no consent or approval of any person (including any Issuer), corporation, governmental body, regulatory authority or other entity which has not been given, is or will be necessary for (i) the execution, delivery and performance of this Agreement, (ii) the exercise by the Pledgee of any rights with respect to the Collateral or (iii) the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder;

        (f) there are no pending or, to the best of Pledgor's knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral;

        (g) the Pledgor has the requisite power and authority to enter into this Agreement and to pledge and assign the Collateral to the Pledgee in accordance with the terms of this Agreement;

        (h) the Pledgor owns the Collateral set out in Schedule A hereto and, except for Permitted Liens and the pledge and security interest granted to Pledgee hereunder, the Collateral shall be, immediately following the closing of the transactions contemplated by the Documents, free and clear of any other security interest, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, "Liens");

        (i) other than restrictions generally applicable under the US Securities Act (as defined below) or the Securities Act (Ontario), there are no restrictions on transfer of the Pledged Shares contained in the certificate of incorporation or by-laws (or equivalent organizational documents) of the Issuer or otherwise which have not otherwise been enforceably and legally complied with or waived as the case may be, by the necessary parties;

        (j) none of the Pledged Shares have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

        (k) the pledge and assignment of the Collateral and the grant of a security interest under this Agreement vest in the Pledgee all rights of the Pledgor in the Collateral as contemplated by this Agreement; and

        (l) except as set forth on Schedule A hereto, the Pledged Shares constitute one hundred percent (100%) of the issued and outstanding shares of each Issuer.

5. Covenants. The Pledgor covenants that, until the Indebtedness shall be satisfied in full and each Document and each agreement and instrument entered into in connection therewith is irrevocably terminated:

        (a) The Pledgor will not sell, assign, transfer, convey, or otherwise dispose of its rights in or to the Collateral or any interest therein; nor will the Pledgor create, incur or permit to exist any Lien whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby and Permitted Liens.

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        (b) The Pledgor will, at its expense, defend Pledgee's right, title and security interest in and to the Collateral against the claims of any other party.

        (c) The Pledgor shall at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to Pledgee upon the occurrence of an Event of Default irrevocable proxies in respect of the Collateral in form satisfactory to Pledgee. Until receipt thereof, upon an Event of Default that has occurred and is continuing beyond any applicable grace period, this Agreement shall constitute Pledgor's proxy to Pledgee or its nominee to vote all shares of Collateral then registered in each Pledgor's name.

        (d) The Pledgor will not consent to or approve the issuance of
            (i) any additional shares of any class of shares or other equity interests of any Issuer; or (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares, unless, in either case, such shares are pledged as Collateral pursuant to this Agreement.

6. Voting Rights and Dividends. Until the occurrence of an Event of Default which is continuing and has not been waived: i) the Pledgor may exercise all rights to vote and to exercise all rights of conversion or retraction or other similar rights with respect to any Collateral; provided that no such exercise, in the opinion of the Pledgee, will have an adverse effect on the value of Collateral and all expenses of the Pledgee in connection therewith have been paid in full and provided further that, upon the exercise of the conversion or retraction right, the additional Collateral resulting therefrom shall be paid or delivered to the Pledgee; (ii) the Pledgor shall be entitled to receive all dividends (whether paid or distributed in cash, securities or other property) and interest declared and paid or distributed in respect of the Collateral, and such dividends and interest shall cease to be subject to the security interest if paid or distributed to the Pledgor prior to the occurrence of an Event of Default but not otherwise; and (iii) the Collateral will remain registered in the name of the Pledgor and will not be transferred into the name of the Pledgee or its nominee. In addition to the Pledgee's rights and remedies set forth in Section 9 hereof, in case an Event of Default shall have occurred and be continuing, beyond any applicable cure period, the Pledgee shall (i) be entitled to vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (the Pledgor hereby irrevocably constituting and appointing the Pledgee, with full power of substitution, the proxy and attorney-in-fact of the Pledgor for such purposes) and (iii) be

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


    entitled to collect and receive for its own use cash dividends paid on the Collateral. The Pledgor shall not be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of the Pledgee, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that the Pledgor shall give at least five (5) days' written notice of the manner in which the Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. Following the occurrence of an Event of Default, all dividends and all other distributions in respect of any of the Collateral, shall be delivered to the Pledgee to hold as Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7. Attachment. The Pledgor acknowledges and agrees that: (i) value has been given, or will be given upon the making of payment under the Security Agreement by Laurus; (ii) the Pledgor has rights in the Collateral;
    and (iii) Pledgor and Laurus have not agreed to postpone the time for attachment of the security interest granted hereunder which shall attach upon the execution of this Agreement and, in the case of Collateral acquired after the date hereof, when the Pledgor has rights therein.

8. Event of Default. An Event of Default shall be deemed to have occurred and may be declared by the Pledgee upon the occurrence of an "Event of Default" under and as defined in the Security Agreement which shall have occurred and be continuing beyond any applicable cure period.

9. Remedies. In case an Event of Default shall have occurred and be declared by the Pledgee, the Pledgee may:

        (a) Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

        (b) Exercise all corporate rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, amalgamation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; and

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        (c) Subject to any requirement of applicable law including for greater certainty, the Personal Property Security Act (Ontario) (as amended from time to time, which Act, including amendments thereto and any Act substituted therefore and amendments thereto is herein referred to as the "PPSA"), sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by the Pledgee, at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its sole discretion may determine, or as may be required by applicable law.

        The Pledgor hereby waives and releases any and all right or equity of redemption, after sale hereunder. At any such sale, unless prohibited by applicable law, the Pledgee may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by the Pledgee hereunder whether upon sale of the Collateral or any part thereof or otherwise shall be held by the Pledgee and applied by it as provided in Section 11 hereof. No failure or delay on the part of the Pledgee in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. Subject to the PPSA the Pledgee shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 11 hereof. The Pledgee may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Indebtedness. In addition to the foregoing, to the extent applicable, Pledgee shall have all of the rights, remedies and privileges of a secured party under the Uniform Commercial Code of New York (the "UCC") PPSA regardless of the jurisdiction in which enforcement hereof is sought.

10. Private Sale. The Pledgor recognizes that the Pledgee may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933 (the "US Securities Act"), Blue Sky laws or the Securities Act (Ontario), and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. The Pledgor agrees that the Pledgee has no obligation to delay sale of any Collateral for the period of time necessary to permit the Issuer to register the Collateral for public sale under the US Securities Act or the Securities Act (Ontario). However, if the Pledgee wilfully violates the Securities laws of the US or Canada, the Pledgor shall not be required to indemnify or defend any resulting actions.

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


11. Proceeds of Sale. Subject to applicable law, the proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied by the Pledgee as follows:

        (a) First, to the payment of all costs, reasonable expenses and charges of the Pledgee and to the reimbursement of the Pledgee for the prior payment of such costs, reasonable expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the reasonable expenses of any sale or any other disposition of any of the Collateral), the expenses of any taking, reasonable legal fees and reasonable expenses, court costs, any other fees or expenses incurred or expenditures or advances made by Pledgee in the protection, enforcement or exercise of its rights, powers or remedies hereunder;

        (b) Second, to the payment of the Indebtedness, in whole or in part, in such order as the Pledgee may elect, whether or not such Indebtedness is then due;

        (c) Third, to the extent applicable, to such persons, firms, corporations or other entities as required by applicable law including, without limitation, Section 9-504(1)(c) of the UCC and 64(1) of the PPSA; and

        (d) Fourth, to the extent of any surplus to the Pledgor or as a court of competent jurisdiction may direct.

        In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Indebtedness, the Pledgor shall be liable for the deficiency plus the reasonable costs and fees of any lawyers employed by Pledgee to collect such deficiency.

12. Waiver of Marshaling. The Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

13. No Waiver. Any and all of the Pledgee's rights with respect to the Liens granted under this Agreement shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of the Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Pledgee in reference to any of the Indebtedness. The Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if the Pledgor had expressly agreed thereto in advance. No delay or extension of time by the Pledgee in exercising any power of sale, option or other right or remedy hereunder, and no failure by the Pledgee to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice the Pledgee's right to take any action against the Pledgor or to exercise any other power of sale, option or any other right or remedy.

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14. Expenses.  The Collateral shall secure, and the Pledgor shall pay to
    Pledgee on demand, from time to time, all reasonable costs and expenses, (including but not limited to, reasonable legal fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Pledgee under this Agreement or with respect to any of the Indebtedness. However, if the Pledgee wilfully violates the Securities laws of the US or Canada, the Pledgor shall not be required to indemnify or defend any resulting actions.

15. The Pledgee Appointed Attorney-In-Fact and Performance by the Pledgee. Upon the occurrence of an Event of Default, the Pledgor hereby irrevocably constitutes and appoints the Pledgee as such Pledgor's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in such Pledgor's name, place and stead, all such acts, things and deeds for and on behalf of and in the name of the Pledgor, which the Pledgor could or might do or which the Pledgee may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into the Pledgee's name. The Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declares this power of attorney to be coupled with an interest and irrevocable. If the Pledgor fails to perform any agreement herein contained, the Pledgee may itself perform or cause performance thereof, and any costs and expenses of the Pledgee incurred in connection therewith shall be paid by the Pledgor as provided in Section 11 hereof.

16. Waivers.  THE PARTIES HERETO DESIRES THAT THEIR DISPUTES BE RESOLVED BY
    A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION,
    THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEN IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENT OR
    THE TRANSACTIONS RELATED HERETO OR THERETO.

17. Recapture. Notwithstanding anything to the contrary in this Agreement, if the Pledgee receives any payment or payments on account of the Indebtedness, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, interim receiver, receiver and manager or any other party under Title 11 United States Code the BIA, and the CCAA, or any other federal, state or provincial bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by the Pledgee, the Pledgor's obligations to the Pledgee shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Pledgee, which payment shall be due on demand.

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18. Captions.  All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

19. Miscellaneous.

        (a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties hereto.

        (b) No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

        (c) In the event that any provision of this Agreement or the application thereof to the Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

        (d) This Agreement shall inure to the benefit of and be binding upon the Pledgor, and the Pledgor's successors and assigns, and shall inure to the benefit of and be binding upon the Pledgee and its successors and assigns.

        (e) Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with the Security Agreement.

        (f) THIS AGREEMENT AND THE OTHER DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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        (g) EACH PLEDGOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL
            COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY PLEDGOR, ON THE ONE HAND, AND THE PLEDGEE,
            ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO
            THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, PROVIDED, THAT EACH PLEDGOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PLEDGEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE INDEBTEDNESS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE INDEBTEDNESS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PLEDGEE. EACH PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PLEDGOR AT THE ADDRESS SET FORTH IN THE
            [THE SECURITIES PURCHASE AGREEMENT] [THE SECURITY AGREEMENT] AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER
            OF THE SUCH PLEDGOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

        (h) It is understood and agreed that any person or entity that desires to become a Pledgor hereunder, or is required to execute a counterpart of this Share Pledge Agreement after the date hereof pursuant to the requirements of any Document, shall become a Pledgor hereunder by (x) executing a joinder agreement in form and substance satisfactory to the Pledgee, (y) delivering supplements to such exhibits and annexes to such Documents as the Pledgee shall reasonably request and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

        (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by sending a scanned copy by electronic mail shall be deemed an original signature hereto.

        (j) If there is any inconsistency between the provisions of this Agreement and the provisions of the Security Agreement, the provisions of the Security Agreement shall prevail.



                    [Remainder of Page Intentionally Left Blank]


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



IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.




ON THE GO HEALTHCARE, INC.



By:/s/ Stuart Turk
------------------------
Name: Stuart Turk
Title:CEO




LAURUS MASTER FUND, LTD.

By:/s/David Grin
-------------------------
Name:David Grin
Title: Director

                        SCHEDULE A to the Share Pledge Agreement

                                    Pledged Shares

Pledgor           Issuer             Class of  Share        Number  Percentage
                                     Share     Certificate  of      of Shares
                                               Number       Shares  Owned

On The Go         The International  Common     C3            100       100%
Healthcare, Inc.  Mount Company Ltd  shares

                                     Class A    A2          1,000       100%
                                     Class B    B5            100       100%






                                    SCHEDULE 7(b)


        The original Shareholders of Infinity Technologies Inc will receive a minimum of 1,250,000 common shares or $1,500,000 CDN worth of common stock based on the stock price at closing (to be issued on closing).

        Key employees of Infinity Technologies Inc. will split 200,000 restricted shares (to be issued on closing).

        Nadav Elituv or 964434 Ontario Inc. will be granted 50,000 shares and 50,000 "C" Warrants upon integration of Infinity Technologies Inc. (to be issued on closing).

        The items below have been issued as indicated:

        Name of Shareholder            Date Issued     Stock Issued     Shares

        DAVID CHILDS                   05/09/05        RESTRICTED       10,000
        DOUG CLARK                     05/09/05        RESTRICTED       25,000
        TONY DIVERONICA                05/09/05        RESTRICTED        7,500
        JENNIFER GARDINER              05/26/05        RESTRICTED       25,000
        STEVEN GRYFE                   03/23/05        RESTRICTED        2,000
        THIRUSENTHIL NAVARATNARAJH     05/09/05        RESTRICTED        5,000
        JOHN PENTONY                   03/23/05        RESTRICTED       17,500
        CAROLINE PILGRIM               05/09/05        RESTRICTED        5,000
        FRANK ABATE                    05/26/05        RESTRICTED      100,000
        BRETT W GOLD                   05/26/05        RESTRICTED       75,000
                                       05/26/05        "C" Warrants     75,000
        AL KAU                         05/09/05        RESTRICTED       20,000
                                       05/09/05       "C" Warrants      50,000




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